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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-__________) of SPS Technologies, Inc. of our report dated February 2, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
2400 Eleven Penn Center
Philadelphia, Pennsylvania  19103
April 30, 1999